Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Clorox Company (the
"Company") on Form S-8 of our report dated July 30, 1997, except for the second paragraph of Note 1 as to which the date is September 2, 1997, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1997.



/s/DELOITTE & TOUCHE LLP

San Francisco, California
January , 1998